SUB-ITEM 77I

Effective August 1, 2002, the MFS Government Securities Fund (the "Fund") established a new class of shares as described in the supplement contained in Post-Effective Amendment No. 27 to the Registration Statement (File Nos. 2-74959 and 811-3327), as filed with the Securities and Exchange Commission via EDGAR on July 30, 2002. Such description is incorporated herein by reference.